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PROXY VOTING INFORMATION

Proxy statements were mailed to shareholders of record as of the close of business on December 2, 2005, for the AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Mid Cap Growth Fund, AIM Premier Equity Fund, AIM Small Company Growth Fund and AIM Weingarten Fund.

The meeting was held on February 28, 2006, as scheduled and was adjourned until March 7, 2006. A reconvened meeting was held on March 7, 2006, which was adjourned until March 16, 2006, at 3:00 p.m. Central Time in order to solicit additional votes. The reconvened meeting will be held March 16, 2006, at 3:00 p.m. at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

Additionally, a proxy statement was mailed to AIM Floating Rate Fund shareholders of record as of the close of business on January 31, 2006. The shareholder meeting for the AIM Floating Rate Fund will be held on April 11, 2006, at 3:00 p.m. Central Time at the above address.

The purpose of the proxy statements is to request approval of an Agreement and Plan of Reorganization or Plan of Reorganization, as applicable. Each proxy statement contains disclosure information about the proposal for which votes are being solicited. You can also access your fund's proxy statement, common questions regarding your fund's proposal, prospectus, and annual report by clicking on the appropriate fund name listed below.

Funds to be voted on at the March 16, 2006, reconvened shareholder meeting:

o   AIM Aggressive Growth Fund
o   AIM Blue Chip Fund
o   AIM Mid Cap Growth Fund
o   AIM Premier Equity Fund
o   AIM Small Company Growth Fund
o   AIM Weingarten Fund

Fund to be voted on at the April 11, 2006, shareholder meeting:

                    o   AIM Floating Rate Fund

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HOW TO VOTE

You may cast your vote by any of the following methods. HOWEVER YOU CHOOSE TO VOTE, IT IS IMPORTANT THAT YOU VOTE NOW TO SAVE THE EXPENSE OF ADDITIONAL SOLICITATIONS.

BY INTERNET
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You may vote your shares at www.proxyweb.com unless your shares are held through a broker, in which case you may vote your shares at www.proxyvote.com.

Enter the control number listed on the proxy card you received in the mail and follow the instructions on the web site.

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BY MAIL
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Complete and sign the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.

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BY TELEPHONE
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Call toll-free 1.888.221.0697. Enter the control number listed on the proxy card and follow the recorded instructions.

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IN PERSON

The reconvened shareholder meeting for AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Mid Cap Growth Fund, AIM Premier Equity Fund, AIM Small Company Growth Fund and AIM Weingarten Fund will be held on March 16, 2006.

The shareholder meeting for AIM Floating Rate Fund will be held April 11, 2006.

Please notify AIM Investments at 1.800.952.3502 if you plan to attend a meeting.

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IF YOU HAVE ANY QUESTIONS...

If you have questions on the proxy or the voting process, please contact your financial consultant or call AIM toll-free at 1.800.952.3502 any business day between 7:30 a.m. and 7:00 p.m. CT.

If we have not received your proxy card after a reasonable amount of time, a representative from our proxy solicitation firm, Management Information Services, may contact you to remind you to exercise your right to vote.

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                     AIM INVESTMENT SERVICES, INC. 02/2006

           (c) 2006 A I M Management Group Inc.  All Rights Reserved.